Exhibit 10.1

Membership Interest Purchase Agreement

(RBF Acquisition VI, LLC)

dated as of May 20, 2009

by and between

THE ENTITIES LISTED ON SCHEDULE 1 HERETO,

AgStar Financial Services, PCA, as Seller Agent,

and

Green Plains Holdings LLC

Table of Contents

page

ARTICLE 1

DEFINITIONS

1

1.1

Definitions

1

1.2

Other Definitions and Interpretive Matters

5

ARTICLE 2

PURCHASE AND SALE

6

2.1

Purchase and Sale

6

2.2

Contracts and Permits

6

2.3

Further Assurances

6

ARTICLE 3

PURCHASE PRICE

6

3.1

Purchase Price

6

ARTICLE 4

CLOSING

7

4.1

Closing Date

7

4.2

Buyer’s Deliveries

7

4.3

Seller’s Deliveries

7

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF SELLERS

7

5.1

Organization and Good Standing

7

5.2

Ownership of Membership Interests

8

5.3

Authority; Validity

8

5.4

No Conflict

8

5.5

Litigation

8

5.6

Brokers or Finders

8

5.7

Representations and Warranties with Respect to the Company

8

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF BUYER

10

6.1

Organization and Good Standing

10

6.2

Authority; Validity

10

6.3

No Conflict

10

6.4

Availability of Funds

10

6.5

Litigation

10

6.6

Brokers or Finders

10

6.7

Investment Intent

10

6.8

Expertise

10

6.9

Certain Information

11

6.10

No Other Representations

11

6.11

Inspection

11

ARTICLE 7

ACTIONS PRIOR TO THE CLOSING DATE

11

7.1

Operations Prior to the Closing Date

11

7.2

Divestiture of Certain Assets

11

7.3

Access to Information

11

7.4

637 Registrations; Alcohol Fuel Plant Permits

12

7.5

Pre-Startup Capital and Plant Maintenance and Repairs

12

7.6

TIF Bonds

12

ARTICLE 8

ADDITIONAL AGREEMENTS

12

8.1

Allocation of Liabilities

12

8.2

Payments Received

12

8.3

Tax Credits; Tax Recapture Liabilities

13

ARTICLE 9

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER TO CLOSE

13

9.1

Accuracy of Representations

13

9.2

Seller’s Performance

13

9.3

No Order

13

9.4

Seller Deliveries

13

9.5

Consents

13

9.6

Financing

13

9.7

Damage to Assets

13

9.8

TIF Bonds

13

9.9

Central City Purchase Agreement

13

ARTICLE 10

CONDITIONS PRECEDENT TO THE OBLIGATION OF EACH SELLER TO CLOSE

13

10.1

Accuracy of Representations

13

10.2

Buyer’s Performance

14

10.3

No Order

14

10.4

Buyer’s Deliveries

14

10.5

Central City Purchase Agreement

14

ARTICLE 11

INDEMNIFICATION

14

11.1

Indemnification by Sellers

14

11.2

Indemnification by Buyer

14

11.3

Procedures

14

11.4

Settlement and Compromise

15

11.5

Deductible; Limitation Amount; Indemnification Escrow

15

11.6

Seller Agent

15

ARTICLE 12

TERMINATION

16

12.1

Termination Events

16

12.2

Effect of Termination

17

ARTICLE 13

GENERAL PROVISIONS

17

13.1

Survival

17

13.2

Public Announcements

17

13.3

Notices

17

13.4

Waiver

18

13.5

Entire Agreement; Amendment

18

13.6

Assignment

18

13.7

Severability

18

13.8

Expenses and Taxes

18

13.9

Governing Law; Consent to Jurisdiction and Venue; Jury Trial Waiver

18

13.10

Counterparts

19

13.11

Parties in Interest; No Third Party Beneficiaries

19

13.12

Non-Recourse

19

SCHEDULES

Schedule 1

Sellers

Schedule 5.7(a)

Disclosure Regarding Organization

Schedule 5.7(d)

Litigation

Schedule 5.7(e)

Disclosure of Liabilities and Liens

Schedule 5.7(f)

Tax Matters

Schedule 5.7(h)

Contracts

Schedule 5.7(i)

Real Property

Schedule 5.7(j)

Environmental Matters

Schedule 5.7(k)

Intellectual Property Matters

Schedule 7.2

Excluded Assets

EXHIBITS

Exhibit A

Credit Agreement

Membership Interest Purchase Agreement

This Membership Interest Purchase Agreement (this “Agreement”) is made as of May 20, 2009 (the “Effective Date”), by and among each of the entities identified as a seller on Schedule 1 attached hereto (each a “Seller” and collectively “Sellers”), Seller Agent, and Green Plains Holdings LLC (“Buyer”). Capitalized terms used herein and not otherwise defined herein have the meanings set forth in Article 1.

Recitals

Whereas, Sellers collectively own all of the issued and outstanding membership interests of RBF Acquisition VI, LLC, a Delaware limited liability company (the “Company”);

Whereas, VeraSun Energy Corporation, a South Dakota corporation (“VeraSun”), US BioEnergy Corporation, a South Dakota corporation (“US Bio”), and VeraSun Ord, LLC (“Ord,” and together with VeraSun and US Bio, the “VeraSun Entities”) were engaged in the business of producing ethanol and its co-products, including distillers grains, at the Facility (such business, as conducted by the VeraSun Entities, the “Business”);

Whereas, US Bio is a direct wholly-owned subsidiary of VeraSun and Ord is an indirect wholly-owned subsidiary of VeraSun;

Whereas, on October 31, 2008 (the “Petition Date”), VeraSun and its direct and indirect subsidiaries (including US Bio and Ord) filed a voluntary petition for relief (the “Filings”) commencing cases under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Case”);

Whereas, the Company purchased substantially all of the assets and assumed certain liabilities of the VeraSun Entities relating to the Business pursuant to Sections 363 and 365 of the Bankruptcy Code under the Order issued in the Bankruptcy Case and certain additional sale Orders (collectively, the “Sale Order”) and upon the terms and conditions of that certain Asset Purchase Agreement by and among VeraSun, US Bio, Ord and the Company, dated April 2, 2009(the “Bankruptcy Purchase Agreement”); and

Whereas, Sellers desire to sell to Buyer all of the issued and outstanding membership interests in the Company, and Buyer desires to purchase from Sellers all of the issued and outstanding membership interests in the Company, upon the terms and conditions hereinafter set forth.

Now, Therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

1.1

Definitions. For purposes of this Agreement, the following terms have the meanings specified or referenced below.

“637 Registrations” has the meaning set forth in Section 7.4.

“Action” means any legal action, suit or arbitration, or any inquiry, proceeding (including any civil, criminal, administrative or appellate proceeding), hearing, audit or investigation, brought, conducted or heard by or before any court or other Governmental Authority.

“Affiliate” of any particular Person means any other Person or Persons controlling, controlled by, or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract, or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

“AgStar” means AgStar Financial Services, PCA.

“Alcohol Fuel Permits” has the meaning set forth in Section 7.4.

“Allocated Other Liability Amount” has the meaning set forth in Section 8.1.

“Allocated Tax Amount” has the meaning set forth in Section 8.1.

“Assignment” means the assignment by a Seller to Buyer of the Membership Interests owned by such Seller in form and substance reasonably acceptable to Buyer and Seller Agent.

“Bankruptcy Case” has the meaning set forth in the recitals.

“Bankruptcy Code” means Title 11 of the United States Code, Sections 101 et seq.

“Bankruptcy Purchase Agreement” has the meaning set forth in the recitals.

“Business” has the meaning set forth in the recitals.

“Business Day” means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized by law to close.

“Buyer” has the meaning set forth in the introductory paragraph.

“Cash Purchase Price” has the meaning set forth in Section 3.1(c).

“Central City Purchase Agreement” means the Membership Interest Purchase Agreement dated on or about the date of this Agreement relating to the sale to Buyer of all outstanding membership interests in RBF Acquisition II, LLC.

“Closing” has the meaning set forth in Section 4.1.

“Closing Date” means the date and time as of which the Closing occurs as set forth in Section 4.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the recitals.

“Contract” means any agreement, contract, obligation, promise, license, note, lease or undertaking (whether written or oral) that is legally binding.

“Deposit Escrow Amount” means $250,000.

“Deposit Escrow Agreement” means the Refundable Deposit and Escrow Agreement dated as of even date herewith by and among Buyer, Seller Agent and Escrow Agent.

“Effective Date” has the meaning set forth in the introductory paragraph.

“Environmental, Health and Safety Laws” means any Legal requirements concerning environmental, health or safety matters.

“Escrow Agent” means Springdale Title Company.

“Excluded Assets” has the meaning set forth in Section 7.2.

“Facility” means the dry mill ethanol plant located near Ord, Nebraska including the Owned Real Property on which such facility is located and all buildings, structures, improvements, easements and other property related thereto.

“Facility Maintenance Agreement” means the Management Services Agreement dated March 25, 2009, by and between ICM Inc. and the Company.

“Filings” has the meaning set forth in the recitals.

“Financing Documents” means (i) a credit agreement by and between the Company and AgStar, as agent, and other banks named therein, substantially in the form of the Credit Agreement attached as Exhibit A hereto, as the same may be modified by mutual agreement of the parties thereto on or prior to the Closing Date, together with (ii) all other documents and instruments contemplated thereby.

“Finished Ethanol” means 190 proof ethanol, 200 proof ethanol and denatured ethanol.

“Governmental Authority” means any United States federal, state or local or any foreign government, governmental authority or regulatory or administrative authority or any court, tribunal or judicial body having jurisdiction.

“Hazardous Substance” means any “pollutant,” “contaminant,” “hazardous waste,” “hazardous material,” or “hazardous substance” under any Environmental, Health and Safety Laws.

“Indemnification Escrow Agent” has the meaning set forth in Section 3.1(c).

“Indemnification Escrow Agreement” has the meaning set forth in Section 3.1(c).

“Indemnification Escrow Amount” has the meaning set forth in Section 3.1(c).

“Legal Requirement” means any federal, state, provincial, local, municipal, foreign, international, multinational, or other administrative Order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

“Liability” means any debt, losses, claim, damage, demand, fine, judgment, penalty, deficiency, liability or obligation (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due).

“Lien” means any mortgage, pledge, lien, easement, charge, security interest, option or other encumbrance of any kind.

“Material Adverse Effect” means a material adverse change in or material adverse effect on the assets of the Company or the Business, in each case taken as a whole, but excluding (a) any change or effect to the extent that it results from or arises out of (i) the Filings; (ii) the execution and delivery of this Agreement or the announcement thereof or the pendency or consummation of the transactions contemplated hereby; (iii) geopolitical conditions or any outbreak or escalation of hostilities or acts of terrorism or war; (iv) any hurricane, tornado, flood, earthquake or other natural disaster; (v) changes in (or proposals to change) Legal Requirements or accounting regulations or principles; (vi) any action contemplated by this Agreement or taken at the request of Buyer; (vii) changes in prices or costs of commodities or supplies; (viii) failure of the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of financial or operating metrics; or (ix) any motion, application, pleading or Order filed under or in connection with the Bankruptcy Case; and (b) any change or effect generally applicable to (i) the industries and markets in which the Business operates or proposes to operate or (ii) economic or political conditions or the securities or financial markets in any country or region; provided, however, that in the cases of clauses (b)(i) and (b)(ii), only to the extent such change or effect does not affect the assets of the Company or the Business, taken as a whole, in a disproportionate manner relative to the other participants in the industries and markets in which the Business operates.

“Membership Interests” means all of the issued and outstanding membership interests of the Company.

“Ord” has the meaning set forth in the recitals.

“Order” means any award, writ, injunction, judgment, order or decree entered, issued, made, or rendered by any Governmental Authority.

“Owned Real Property” means the real property legally described in Schedule 5.7(i).

“Party” or “Parties” means, individually or collectively, Buyer, Seller Agent and Sellers.

“Periodic Taxes” has the meaning set forth in Section 8.1.

“Permits” means all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances and Orders.

“Person” means any individual, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, estate, trust, association, organization or other entity or Governmental Authority.

“Petition Date” has the meaning set forth in the recitals.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

“Purchase Price” has the meaning set forth in Section 3.1.

“RBF VIII” means RBF Acquisition VIII, LLC, a Delaware limited liability company and an Affiliate of the Company.

“Release” means any past or present spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Substance into the environment.

“Representative” means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

“Retained Corn Inventory” means 20,000 bushels of #2 yellow corn of merchantable quality or such different amount as is stored at the Facility as of the Closing Date.

“Retained Corn Price” means an aggregate amount determined by multiplying (i) 20,000 (or whatever number of bushels constitutes the Retained Corn Inventory) by (ii) a price per bushel equal to (A) the Chicago Board of Trade closing price per bushel for the corn as of the Business Day immediately preceding the Closing Date, less (ii) $0.15 per bushel.

“Sale Order” has the meaning set forth in the recitals.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

“Seller Agent” means AgStar and its successors in such capacity.

“Seller’s Knowledge” means, with respect to each Seller and with respect to any matter in question, the actual knowledge (excluding, among other things, constructive and imputed knowledge) of Mark Schmidt or Rick Kjolsing with respect to such matter, without making any independent investigation or inquiry or verification. Such words signify only that no information has come to their attention in connection with the transaction contemplated by this Agreement that has given them actual knowledge that a statement regarding the matter is not accurate in any material respect.

“Sellers” has the meaning set forth in the introductory paragraph.

“Startup Costs” has the meaning set forth in Section 7.5.

“Subsidiary” means any corporation or limited liability company with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or membership interests, as the case may be, or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or governors, as the case may be.

“Tax” or “Taxes” (and with correlative meaning, “Taxable” and “Taxing”) means (i) any federal, state, provincial, local, foreign or other income, alternative, minimum, add-on minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, intangibles, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Code), natural resources, real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers’ compensation, payroll, health care, withholding, estimated or other similar tax, duty, levy or other governmental charge or assessment or deficiency thereof (including all interest and penalties thereon and additions thereto whether disputed or not) and (ii) any transferee or successor liability (by law, contract or otherwise) in respect of any items described in clause (i) above.

“Tax Credits” means, collectively, any credits, refunds, rebates or incentives payable to the Company (as assignee of the VeraSun Entities, owner of the Facility or otherwise) by any Governmental Authority with respect to Taxes.

“Tax Recapture Liability” means any Liability of the Company (as assignee of the VeraSun Entities, owner of the Facility or otherwise) with respect to amounts previously deducted from income for purposes of Taxes but which have become Taxable or otherwise subject to recapture Liability.

“Tax Return” means any return, declaration, report, claim for refund, information return or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

“TIF Bonds” means the Series 2006 State of Nebraska, City of Ord Community Redevelopment Revenue Bonds dated May 17, 2006, originally issued to Val-E Ethanol, L.L.C. and assigned October 9, 2007, to US Bio, the current holder thereof, issued in the following amounts: $1,026,000, maturing December 11, 2011, bearing interest at 7.0% per annum; $1,500,000, maturing December 1, 2016, bearing interest at 7.5% per annum; and $1,224,000, maturing December 31, 2021, bearing interest at 7.75%.

“Transaction Documents” means this Agreement, the Indemnification Escrow Agreement, the Deposit Escrow Agreement and any other agreements, instruments or documents entered into pursuant to this Agreement.

“Unpermitted Liens” has the meaning set forth in Section 5.7(e).

“US Bio” has the meaning set forth in the recitals.

“VeraSun” has the meaning set forth in the recitals.

“VeraSun Entities” has the meaning set forth in the recitals.

1.2

Other Definitions and Interpretive Matters

(a)

Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(i)

Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a day other than a Business Day, the period in question shall end on the next succeeding Business Day.

(ii)

Dollars. Any reference in this Agreement to $ means U.S. dollars.

(iii)

Exhibits/Schedules. All Exhibits and Schedules attached or annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

(iv)

Gender and Number. Any reference in this Agreement to gender includes all genders, and words imparting the singular number only include the plural and vice versa.

(v)

Headings. The provision of a table of contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement. All references in this Agreement to any “Section” or “Article” are to the corresponding Section or Article of this Agreement unless otherwise specified.

(vi)

Herein. Words such as “herein,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires.

(vii)

Including. The word “including” or any variation thereof means “including, without limitation,” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(b)

No Strict Construction. Buyer, on the one hand, and Sellers, on the other hand, participated jointly in the negotiation and drafting of this Agreement, and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by Buyer, on the one hand, and Sellers, on the other hand, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. Without limitation as to the foregoing, no rule of strict construction construing ambiguities against the draftsperson shall be applied against any Person with respect to this Agreement.

ARTICLE 2
PURCHASE AND SALE

2.1

Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Sellers shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from Sellers, all right, title and interest of Sellers in and to the Membership Interests.

2.2

Contracts and Permits. If the sale of the Membership Interests pursuant to this Agreement shall, under the terms of any Contract to which the Company is a party or Permit held by the Company, be deemed to constitute an assignment of such Contract or Permit, the responsibility for obtaining any consents from or making other arrangements with third parties required therefor shall be borne by Buyer, it being understood and agreed that Sellers shall provide reasonable cooperation in connection therewith, provided that nothing in this Section 2.2 shall require any Seller to make any expenditure or incur any obligation on its own or on behalf of Buyer.

2.3

Further Assurances. At the Closing, and at all times thereafter as may be necessary, Sellers shall execute and deliver to Buyer such instruments of transfer as shall be reasonably necessary or appropriate to vest in Buyer good and indefeasible title to the Membership Interests and to comply with the purposes and intent of this Agreement, and each of the Sellers, on the one hand, and Buyer, on the other hand, shall use its reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to consummate the transactions contemplated by this Agreement.

ARTICLE 3.

PURCHASE PRICE

3.1

Purchase Price.

(a)

The purchase price (the “Purchase Price”) for the Membership Interests shall be $38,000,000, payable to Seller Agent for the benefit of Sellers. That portion of the Purchase Price as is distributable to Sellers in accordance with the provisions of this Section 3.1 shall be distributed by Seller Agent to Sellers on a pro rata basis based on the number of Membership Interests owned by each Seller as disclosed on Schedule 1.

(b)

At Closing, Buyer shall pay to Seller Agent for the benefit of Sellers, in immediately available funds by wire transfer to such account or accounts designated by Seller Agent prior to Closing, an aggregate amount equal to (i) the sum of (A) $37,850,000 and (B) the Retained Corn Price, less (ii) the sum of (A) the Allocated Tax Amount and (B) the Allocated Other Liability Amount (such amount so determined being referred to as the “Cash Purchase Price”). Seller Agent shall apply such Cash Purchase Price first to pay in full the Liabilities secured by the Unpermitted Liens, and shall distribute the remaining portion to Sellers.

(c)

At Closing, Buyer shall place into escrow with an escrow agent (the “Indemnification Escrow Agent”) mutually acceptable to Buyer and Seller Agent the sum of $150,000 (the “Indemnification Escrow Amount”), in accordance with an escrow agreement in form and substance reasonable acceptable to Buyer, Seller Agent and the Indemnification Escrow Agent (the “Indemnification Escrow Agreement”).

ARTICLE 4
CLOSING

4.1

Closing Date. Upon the terms and subject to the conditions hereof, the closing of the sale of the Membership Interests contemplated hereby (the “Closing”) shall take place at the office of Gray Plant Mooty, Minneapolis, Minnesota, no later than the third (3rd) Business Day following the date on which the conditions set forth in Article 9 and Article 10 have been satisfied or (if permissible) waived (other than the conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or (if permissible) waiver of such conditions), or at such other place or time as Buyer and Seller Agent may mutually agree. The date and time at which the Closing actually occurs is hereinafter referred to as the “Closing Date.”

4.2

Buyer’s Deliveries. At the Closing, Buyer shall deliver to Seller Agent on behalf of Sellers:

(a)

the Cash Purchase Price;

(b)

the Indemnification Escrow Agreement, duly executed by Buyer;

(c)

each other Transaction Document to which Buyer is a party, duly executed by Buyer;

(d)

the certificates of Buyer to be received by Seller Agent pursuant to Sections 10.1 and 10.2; and

(e)

a certificate of good standing of Buyer issued as of a recent date by the Secretary of State of the State of Delaware.

4.3

Seller’s Deliveries. At the Closing, Sellers shall deliver to Buyer:

(a)

against payment of the Cash Purchase Price, an Assignment duly executed by each Seller with respect to the Membership Interests owned by such Seller;

(b)

the Indemnification Escrow Agreement, duly executed by Seller Agent on behalf of Sellers;

(c)

each other Transaction Document to which any Seller or Seller Agent is a party, duly executed by such Seller or Seller Agent, as the case may be;

(d)

the resignation of all managers, governors, officers, directors and authorized representatives for the Company;

(e)

the certificates of Sellers to be received by Buyer pursuant to Sections 9.1 and 9.2;

(f)

a certificate of good standing of each Seller issued as of a recent date by the Secretary of State or similar officer of the jurisdiction of its organization;

(g)

if required, a certificate executed by each Seller, in the form prescribed under Treasury Regulation Section 1.1445-2(b), that such Seller is not a foreign person within the meaning of Section 1445(f)(3) of the Code; and

(h)

a release or termination of each of the Unpermitted Liens, to be delivered following the consummation of transactions contemplated to close contemporaneously with the Closing.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller represents and warrants to Buyer as follows:

5.1

Organization and Good Standing. Such Seller is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

5.2

Ownership of Membership Interests. Such Seller is the owner, beneficially and of record, of the Membership Interests indicated on Schedule 1 as owned by such Seller, free and clear of any restriction on transfer (other than restrictions under the Securities Act and state securities law) or Lien. Such Membership Interests have been duly authorized, and are validly issued, fully paid and nonassessable. Such Seller is not a party to any option, warrant, purchase right, or other contract or commitment that would require such Seller to sell, transfer or otherwise dispose of any such Membership Interests (other than this Agreement). Such Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any of such Membership Interests.

5.3

Authority; Validity. Such Seller has the requisite entity power and authority necessary to enter into and perform its obligations under this Agreement and the other Transaction Documents to which such Seller is a party and to consummate the transactions contemplated hereby and thereby, and the execution, delivery and performance of this Agreement and such other Transaction Documents by such Seller and the consummation by such Seller of the transactions contemplated herein and therein has been duly and validly authorized by all requisite entity action. This Agreement has been duly and validly executed and delivered by such Seller and each other Transaction Document required to be executed and delivered by such Seller at the Closing will be duly and validly executed and delivered by such Seller at the Closing. This Agreement and the other Transaction Documents constitute, with respect to such Seller, the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, except as such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or general principles of equity.

5.4

No Conflict. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions provided for herein and therein will not result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, or cause any acceleration of any obligation of such Seller under (a) any agreement, indenture, or other instrument to which it is bound (other than any Contract for which consent for the transaction contemplated by this Agreement is required by the terms of such Contract but for which such consent has not been obtained), (b) the bylaws or other similar governing documents of such Seller, (c) any Order or (d) any Legal Requirement.

5.5

Litigation. There are no Proceedings pending or, to the knowledge of such Seller, threatened, that would affect such Seller’s ability to perform its obligations under this Agreement or any other Transaction Documents or to consummate the transactions contemplated hereby or thereby.

5.6

Brokers or Finders. Neither such Seller nor any Person acting on behalf of such Seller has paid or become obligated to pay any fee or commission to any broker, finder, investment banker, agent or intermediary for or on account of the transactions contemplated by this Agreement for which Buyer is or will become liable, and such Seller shall hold harmless and indemnify Buyer from any claims with respect to any such fees or commissions.

5.7

Representations and Warranties with Respect to the Company.

(a)

The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Except as described in Schedule 5.7(a), the Company has the full limited liability company right, power and authority to own, lease and operate all of its properties and assets and carry out its businesses as they are presently conducted or proposed to be conducted.

(b)

Other than this Agreement, there are (i) no outstanding options, warrants, rights (including subscription, conversion or preemptive rights and rights of first refusal or similar rights, whether or not contingent) or agreements, orally or in writing, for the purchase or acquisition from the Company of any issued or unissued membership interests of the Company; (ii) no restrictions upon, or agreements or understandings of the Company, or understandings of any other Person, with respect to, the voting or transfer of any membership interests of the Company; and (iii) no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any membership interests of the Company.

(c)

The Company does not own or have an interest in any Subsidiaries, or own or have an interest, beneficially or otherwise, in any shares, capital or other equity or profit interest in any other corporation, partnership, limited liability company or other business association. The Company has not engaged in any business activity of any nature other than that directly associated with the consummation of the transactions contemplated by the Bankruptcy Purchase Agreement. The transactions contemplated by the Bankruptcy Purchase Agreement have been consummated.

(d)

Except for the Bankruptcy Case and as otherwise described in Schedule 5.7(d), there are no Proceedings pending or, to such Seller’s Knowledge, threatened against the Company or its assets.

(e)

Except as set forth in Schedule 5.7(e), the Company has no material Liabilities of any nature. The Company has not (i) granted any lien or security interest on or in any of its assets, other than such liens and security interests listed or described in Schedule 5.7(e) (the “Unpermitted Liens”), or (ii) assigned any rights under the Bankruptcy Purchase Agreement. The Company has such title in its assets as was conveyed to the Company under the Bankruptcy Purchase Agreement and pursuant to the Sale Order.

(f)

Except as set forth in Schedule 5.7(f), all Tax Returns with respect to any Tax which is required to be filed by or with respect to the Company have been duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been so included and all information provided in each such Tax Return is true, correct and complete in all material respects, and (iii) all material Taxes which have become due with respect to the period covered by each such Tax Return have been timely paid in full. There are no outstanding contests or disputes with respect to any Taxes relating to the Company, the Business or the Company’s property, whether paid, payable or asserted to be payable by a taxing authority.

(g)

The Company does not have any employees. The Company has no written or oral employee benefit plans.

(h)

To such Seller’s Knowledge, Schedule 5.7(h) lists all Contracts to which the Company is a party as of the date hereof. To such Seller’s Knowledge, neither the Company nor any other party to any such Contract is in material breach or default thereunder, except (i) as may be described in Schedule 5.7(h), and (ii) for any breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(i)

Schedule 5.7(i) lists, as of the Effective Date, all real property acquired by the Company pursuant to the Bankruptcy Purchase Agreement. To such Seller’s Knowledge, the Company is not a lessor or lessee of any real property; (ii) except as set forth on Schedule 5.7(i), such Seller has not received written notice of, and to such Seller’s Knowledge, there is no threatened (A) condemnation, eminent domain, expropriation or similar Proceeding affecting the Owned Real Property, (B) Proceeding to change the zoning classification of any portion of the Owned Real Property, or (C) imposition of any special assessments for public betterments affecting the Real Property, which in the case of each of clauses (A), (B) and (C) would have, individually or in the aggregate, a Material Adverse Effect; and (iii) except as set forth on Schedule 5.7(i), to such Seller’s Knowledge, the Owned Real Property, and the present uses of the Owned Real Property by the Company are in compliance with, and not in default under or in violation of any building, zoning, land use, public health, public safety, sewage, water, sanitation or other comparable Legal Requirement, except for such instances of noncompliance, default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(j)

Except as set forth on Schedule 5.7(j), (i) the Company has received no notice, either written or to such Seller’s Knowledge otherwise, alleging that the activities of the Business are in violation of any Environmental, Health and Safety Laws; and (ii) to such Seller’s Knowledge, there has been no Release of any Hazardous Substances that requires reporting under applicable Environmental, Health and Safety Laws at, on or under the Owned Real Property, and to such Seller’s Knowledge none of the Owned Real Property has been used by any Person as a landfill or storage, treatment or disposal site for any type of Hazardous Substance or non-hazardous solid wastes as defined under the Resource Conservation and Recovery Act of 1976, as amended.

(k)

Except as disclosed in Schedule 5.7(k), and except as would not, individually or in the aggregate, have a Material Adverse Effect, to such Seller’s Knowledge (i) the conduct of the Business as currently conducted (including the products and services currently sold or provided) does not infringe or otherwise violate any Person’s intellectual property rights, and, to such Seller’s Knowledge, no such claims are pending or threatened against the Company, and (ii) no Person is infringing or otherwise violating any intellectual property rights of the Company, and to such Seller’s Knowledge no such claims are pending or threatened in writing against any Person.

(l)

Under the terms of the Bankruptcy Order, RBF VIII acquired certain assets of US Bio, including the TIF Bonds. The TIF Bonds have not yet been transferred to RBF VIII. RBF VIII has the right to direct US Bio to transfer the TIF Bonds to the Company.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

6.1

Organization and Good Standing. Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware.

6.2

Authority; Validity. Buyer has the requisite power and authority necessary to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated herein have been duly and validly authorized by all requisite limited liability company actions in respect thereof. This Agreement has been duly and validly executed and delivered by Buyer and each other Transaction Document to which Buyer is a party will be duly and validly executed and delivered by Buyer at the Closing. This Agreement and the other Transaction Documents to which Buyer is a party constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or general principles of equity.

6.3

No Conflict. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions provided for herein and therein will not result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, or cause any acceleration of any obligation of Buyer under (a) any agreement, indenture, or other instrument to which it is bound, (b) the certificate of formation, limited liability company agreement or other similar governing documents of Buyer, (c) any Order or (d) any Legal Requirement.

6.4

Availability of Funds. Buyer at the Closing will have at least $3,000,000 in immediately available funds, exclusive of amounts available to be borrowed under the Financing Documents, to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

6.5

Litigation. There are no Proceedings pending or, to the knowledge of Buyer, threatened, that would affect Buyer’s ability to perform its obligations under this Agreement or any other Transaction Documents or to consummate the transactions contemplated hereby or thereby.

6.6

Brokers or Finders. Neither Buyer nor any Person acting on behalf of Buyer has paid or become obligated to pay any fee or commission to any broker, finder, investment banker, agent or intermediary for or on account of the transactions contemplated by this Agreement for which any Seller is or will become liable, and Buyer shall hold harmless and indemnify Sellers from any claims with respect to any such fees or commissions.

6.7

Investment Intent.. Buyer understands that the offering and sale of the Membership Interests is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that there is no existing public or other market for the Membership Interests. Buyer hereby acknowledges that the Membership Interests are not registered under the Securities Act or registered or qualified for sale under any state securities law and cannot be resold without registration thereunder or exemption therefrom. Buyer is acquiring the Membership Interests for its own account as principal, for investment and not with a view to the public resale or distribution thereof in violation of any securities laws. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of investment in the membership Interests and the economic risk of such investment. Buyer is an “accredited investor” as defined in Regulation D under the Securities Act.

6.8

Expertise. Buyer and its Affiliates are engaged in the Business and related energy businesses, and Buyer is generally familiar with the federal, state and local statutes, laws, rules and regulations applicable to the Company and any associated business Buyer intends to conduct after the Closing, and Buyer has the expertise necessary to independently evaluate Seller title to, and the condition, operation, suitability, performance and prospects of, the Company.

6.9

Certain Information. In connection with investigation by Buyer, Buyer has received or may receive from Sellers or Seller Agent certain projections, forward-looking statements and other forecasts and certain business plan information. Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Buyer is familiar with such uncertainties, that Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans), and that Buyer shall have no claim against anyone with respect thereto. Accordingly, Buyer acknowledges that neither any Seller nor Seller Agent makes any representation or warranty with respect to such estimates, projections, forecasts or plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans).

6.10

No Other Representations. Buyer acknowledges that, except for the representations and warranties contained in Article 5, neither any Seller, Seller Agent nor any other Person on behalf of any Seller makes any express or implied representation or warranty with respect to any Seller or the Company (including representations and warranties as to title to or the condition of the Company’s assets) or with respect to any information provided by or on behalf of any Seller or Seller Agent to Buyer.

6.11

Inspection. Buyer agrees, warrants and represents that (a) Buyer is purchasing the Company on an “AS IS” and “WITH ALL FAULTS” basis based solely on Buyer’s own investigation of the Company and its Assets and (b) neither any Seller nor any real estate broker or other Representative of any Seller has made any warranties, representations or guarantees, express, implied or statutory, written or oral, respecting the Company or its assets, the financial performance of the Company or its assets, the Business, or the physical condition of the Company’s assets. Buyer further acknowledges that the consideration for the Membership Interests specified in this Agreement has been agreed upon by Sellers and Buyer after good-faith arms-length negotiation in light of Buyer’s agreement to purchase the Membership Interests and accept the Company and its assets and liabilities “AS IS” and “WITH ALL FAULTS”. Buyer agrees, warrants and represents that, except as set forth in this Agreement, Buyer has relied, and shall rely, solely upon its own investigation of all such matters, and that Buyer assumes all risks with respect thereto. EXCEPT AS SET FORTH IN THIS AGREEMENT, SELLER MAKES NO EXPRESS WARRANTY, NO WARRANTY OF MERCHANTABILITY, NO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, AND NO IMPLIED OR STATUTORY WARRANTY WHATSOEVER WITH RESPECT TO THE COMPANY, ANY REAL OR PERSONAL PROPERTY OR ANY FIXTURES OF THE COMPANY, OR THE BUSINESS.

ARTICLE 7
ACTIONS PRIOR TO THE CLOSING DATE

7.1

Operations Prior to the Closing Date. Sellers covenant and agree that, after the Effective Date and prior to the Closing Date, Sellers shall:

(a)

cause the Company to use commercially reasonable efforts to maintain the Facility Maintenance Agreement in full force and effect;

(b)

with respect to any assets not subject to Section 7.2 below, not permit the Company to sell, transfer or dispose of any of such assets, grant any mortgage or security interest on any of such assets, or modify or amend any Contract included in such assets; and

(c)

not issue, sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposal of, grant or encumbrance of any membership interests of the Company or any options, warrants, convertible securities or other rights of any kind to acquire any such membership interests or any other ownership interests in the Company.

7.2

Divestiture of Certain Assets. Between the date of this Agreement and the Closing, Sellers shall cause the Company to transfer and convey to Sellers or an Affiliate of Sellers, and such transferee(s) shall assume all obligations with respect to, the assets specified in Schedule 7.2 attached hereto (collectively, the “Excluded Assets”), such transfer and conveyance to be made without any representation or warranty by the Company.

7.3

Access to Information. Sellers and Seller Agent shall furnish to Buyer and its authorized Representatives such additional information relating to the Business, the Company or the Company’s assets as Buyer may reasonably request and shall permit Buyer to make reasonable investigations of the same and have reasonable access to the Facility. Without limiting the generality of the foregoing, Sellers and Seller Agent shall provide Buyer, with respect to the Owned Real Property, any existing surveys, legal descriptions and title policies that are in the possession of any Seller or Seller Agent.

7.4

637 Registrations; Alcohol Fuel Plant Permits. As soon as practicable following the Effective Date, Buyer shall file all applications and undertake all necessary activities to obtain (i) from the U.S. Internal Revenue Service or its successor the excise tax registrations under Section 4041 of the Code (applied for under IRS Form 637 and commonly referred to as “637 Registrations”) necessary for the Company or its agents to sell Finished Ethanol and (ii) from the U.S. Department of the Treasury’s Alcohol and Tobacco Tax and Trade Bureau or the successor thereto the alcohol fuel plant permits (“Alcohol Fuel Permits”) necessary for the Company or its agents to manufacture Finished Ethanol.

7.5

Pre-Startup Capital and Plant Maintenance and Repairs.

(a)

Buyer may propose to Sellers (i) maintenance and repairs to be undertaken at the Facility from and after the date of this Agreement through and including May 1, 2010, and (ii) other startup costs to be incurred from and after the Closing Date through and including May 1, 2010 (such costs and the costs of such maintenance and repairs being collectively referred to as “Startup Costs”). Sellers will pay such Startup Costs in accordance with the provisions of this Section 7.5, provided that the aggregate amount of such Startup Costs, combined with Startup Costs (as defined in the Central City Purchase Agreement) incurred in connection with the Central City Purchase Agreement, do not exceed $2,000,000 in the aggregate.

(b)

Buyer shall describe any such proposed Startup Costs in a budget to be submitted to Seller Agent. Such budget shall be subject to Seller Agent’s written approval, such approval not to be unreasonably withheld or delayed. No such Startup Costs shall be incurred unless and until such approval is obtained. Following such approval, each Seller shall pay to Seller Agent its pro rata share (based on the number of Membership Interests owned by such Seller as disclosed on Schedule 1) of such approved Startup Costs, following which Seller Agent shall pay, on behalf of the Company, such Startup Costs.

(c)

The obligation of Sellers to fund such Startup Costs shall terminate upon the earlier to occur of (i) the termination of this Agreement, (ii) the date upon which $2,000,000 in Startup Costs, as allocated between the Facility and the Facility referred to in the Central City Purchase Agreement, has been so funded, or (iii) May 1, 2010.

7.6

TIF Bonds. Sellers shall enter into contractual arrangements with RBF VIII or otherwise cause RBF VIII to direct US Bio to transfer the TIF Bonds to the Company on or prior to the Closing Date.

ARTICLE 8
ADDITIONAL AGREEMENTS

8.1

Allocation of Liabilities.

(a)

All real and personal property Taxes and similar ad valorem obligations levied with respect to the Company (“Periodic Taxes”) payable in the year 2009 shall be prorated as of the Closing Date, with the amount allocable to the period before the Closing Date (the “Allocated Tax Amount”) to be offset against the Cash Purchase Price as provided in Section 3.1(b).

(b)

Contemporaneously with Closing, on behalf of the Company and by application of a portion of the Purchase Price proceeds, Sellers will pay in full the Liabilities of the Company secured by the Unpermitted Liens and obtain the release or termination of the Unpermitted Liens.

(c)

All other Liabilities of the Company outstanding as of the Closing Date shall be prorated as of the Closing Date, and Sellers agree to pay the amount allocable to the period before the Closing Date (other than any existing or potential Tax Recapture Liability, which shall not be so prorated and shall be borne entirely by the Company). Without limiting the generality of the foregoing, all Liabilities of the Company disclosed on Schedule 5.7(e) but not otherwise subject to the foregoing clauses (a) or (b) and not constituting Tax Recapture Liabilities shall be prorated as of the Closing Date, with the amount allocable to the period before the Closing Date (the “Allocated Other Liability Amount”) to be offset against the Cash Purchase Price as provided in Section 3.1(b).

8.2

Payments Received. Sellers, on the one hand, and Buyer, on the other hand, each agree that, after the Closing, each will hold and will promptly transfer and deliver to the other (with deliveries by Buyer to be made to Seller Agent on behalf of Sellers), from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash) or other property that they may receive on or after the Closing which properly belongs to the other and will account to the other for all such receipts.

8.3

Tax Credits; Tax Recapture Liabilities. After the Closing, Sellers shall provide reasonable cooperation in connection with any actions taken, on behalf of the Company and at the Company’s sole expense, to recover Tax Credits and avoid or minimize Tax Recapture Liabilities, provided that nothing in this Section 8.3 shall require any Seller to make any expenditure or incur any obligations on its own or on behalf of Buyer or the Company.

ARTICLE 9
CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER TO CLOSE

The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

9.1

Accuracy of Representations. Each of the representations and warranties of Sellers contained in Article 5 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and Buyer shall have received a certificate of Sellers to such effect signed by duly authorized officers thereof.

9.2

Seller’s Performance. Sellers shall have performed and complied with in all material respects the covenants and agreements that Sellers are required to perform or comply with pursuant to this Agreement at or prior to the Closing, and Buyer shall have received a certificate of Sellers to such effect signed by a duly authorized officer thereof.

9.3

No Order. No Governmental Authority shall have enacted, issued, promulgated or entered any Order which is in effect and has the effect of making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

9.4

Seller Deliveries. Each of the deliveries required to be made to Buyer pursuant to Section 4.3 shall have been so delivered.

9.5

Consents. Buyer shall have obtained any consents from third parties reasonably necessary to permit the transactions contemplated by this Agreement without breach of any Contract listed on Schedule 5.7(h).

9.6

Financing. AgStar and the other banks named therein as lenders shall have entered into the Financing Documents, and all conditions precedent contained in the Financing Documents shall have been satisfied or waived such that such lenders shall be obligated to advance funds on the Closing Date sufficient for Buyer to consummate the transactions contemplated by this Agreement.

9.7

Damage to Assets. There shall not have occurred any damage, loss, destruction or condemnation of the assets of the Company that would have a Material Adverse Effect.

9.8

TIF Bonds. The TIF Bonds shall have been transferred to the Company.

9.9

Central City Purchase Agreement. The transactions contemplated by the Central City Purchase Agreement shall be consummated contemporaneously with the consummation of the transactions contemplated by this Agreement.

ARTICLE 10
CONDITIONS PRECEDENT TO THE OBLIGATION OF EACH SELLER TO CLOSE

Seller’s obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

10.1

Accuracy of Representations. Each of the representations and warranties of Buyer contained in Article 6 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and Seller shall have received a certificate of Buyer to such effect signed by a duly authorized officer thereof.

10.2

Buyer’s Performance. Buyer shall have performed and complied with in all material respects the covenants and agreements that Buyer is required to perform or comply with pursuant to this Agreement at or prior to the Closing, and Seller shall have received a certificate of Buyer to such effect signed by a duly authorized officer thereof.

10.3

No Order. No Governmental Authority shall have enacted, issued, promulgated or entered any Order which is in effect and which has the effect of making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

10.4

Buyer’s Deliveries. Each of the deliveries required to be made to Seller pursuant to Section 4.2 shall have been so delivered.

10.5

Central City Purchase Agreement. The transactions contemplated by the Central City Purchase Agreement shall be consummated contemporaneously with the consummation of the transactions contemplated by this Agreement.

ARTICLE 11
INDEMNIFICATION

11.1

Indemnification by Sellers. Sellers hereby agree, jointly but not severally, to indemnify and hold harmless Buyer at all times from and after the Closing Date against and with respect to:

(a)

Any and all loss, injury, damage, deficiency or other Liability resulting from any misrepresentation or breach of warranty on the part of Sellers under this Agreement;

(b)

Any and all loss, injury, damage, deficiency or other Liability resulting from any non-fulfillment of any covenant or agreement on the part of Sellers under this Agreement (including, without limitation, the covenant set forth in Section 8.1(c) with respect to payment of the amount of Liabilities of the Company outstanding as of the Closing Date allocable to Sellers); and

(c)

Any and all demands, claims, Actions, Proceedings, Orders, costs, legal and other expenses and other Liabilities incident to any of the foregoing.

11.2

Indemnification by Buyer. Buyer hereby agrees to indemnify and hold harmless each Seller at all times from and after the Closing Date against and with respect to:

(a)

Any and all loss, injury, damage, deficiency or other Liability resulting from any misrepresentation or breach of warranty on the part of Buyer under this Agreement;

(b)

Any and all loss, injury, damage, deficiency or other Liability resulting from any non-fulfillment of any covenant or agreement on the part of Buyer under this Agreement; and

(c)

Any and all demands, claims, Actions, Proceedings, Orders, costs and legal and other expenses incident to any of the foregoing.

11.3

Procedures. In the event any demands or claims are asserted against a Party or any Actions or Proceedings are commenced against a Party (such Party against which such are asserted or commenced being the “Indemnified Party”) for which the other Party (the “Indemnifying Party”) is obligated to indemnify the Indemnified Party under this Article 11, then Indemnified Party shall give timely notice thereof to Indemnifying Party in order to permit Indemnifying Party the necessary time to evaluate the merits of such demand, claim, Action or Proceeding and defend, settle or compromise the same so that Indemnifying Party’s interest is not materially prejudiced; and, in the event Indemnified Party fails to provide such timely notice, Indemnifying Party shall have no liability whatsoever to indemnify and defend Indemnified Party from such demand, claim, Action or Proceeding pursuant to this Article 11 and Indemnified Party shall be solely responsible for the defense thereof and any and all liability of Indemnified Party arising therefrom. Within 10 Business Days after such notice, Indemnifying Party shall assume defense thereof with counsel chosen by Indemnifying Party and reasonably acceptable to Indemnified Party. Indemnifying Party shall not be liable for any costs or expenses incurred by Indemnified Party in connection with any demand, claim, action, suit or proceeding for which Indemnifying Party is obligated to indemnify Indemnified Party under this Article 11, provided that Indemnifying Party shall have assumed the defense thereof in accordance with this Article 11.

11.4

Settlement and Compromise. Indemnifying Party shall not settle or compromise any demands, claims, Actions or Proceedings for which Indemnified Party has sought indemnification from Indemnifying Party unless it shall have given Indemnified Party not less than 15 Business Days prior written notice of the proposed settlement or compromise and afforded Indemnified Party an opportunity to consult with Indemnifying Party regarding the proposed settlement or compromise.

11.5

Deductible; Limitation Amount; Indemnification Escrow.

(a)

No Indemnified Party shall make a claim for indemnification unless and until the amount for which it would seek indemnification exceeds a deductible of $10,000, at which time such Indemnified party shall be entitled to indemnification for that portion of such claim in excess of $10,000.

(b)

Notwithstanding anything contained in this Agreement to the contrary, (i) the aggregate liability of Sellers as the Indemnifying Party under this Agreement shall be limited to the Indemnification Escrow Amount, which shall be available for indemnification claims by Buyer as the Indemnified Party from time to time from and after the Closing Date through December 31, 2009 pursuant to the terms of the Indemnification Escrow Agreement, and (ii) the liability of Buyer as the Indemnifying Party under this Agreement shall be limited to the Deposit Escrow Amount, which shall be available for indemnification claims by Seller Agent as the Indemnified Party from time to time from and after the Closing Date through December 31, 2009 pursuant to the terms of the Deposit Escrow Agreement.

(c)

The Parties acknowledge and agree that (i) the only source of funds for any payment under this Agreement to Buyer as the Indemnified Party shall be from the Indemnification Escrow Amount pursuant to the terms of the Indemnification Escrow Agreement such that no Seller shall have a direct obligation to pay any amounts under this Agreement, and (ii) the only source of funds for any payment under this Agreement to Seller Agent as the Indemnified Party shall be from the Deposit Escrow Amount pursuant to the terms of the Deposit Escrow Agreement.

(d)

An Indemnified Party shall be forever barred from asserting any claim for indemnification under this Article 11 unless such Indemnified Party shall assert such claim for indemnification before December 31, 2009.

11.6

Seller Agent.

(a)

Subject to the terms and conditions of this Section 11.6, Seller Agent is designated as the representative of Sellers by each Seller to serve, and Buyer hereby acknowledges that Seller Agent shall serve, as the sole representative of Sellers from the date of this Agreement and after the Closing Date with respect to the matters set forth in this Agreement, such service to be without compensation except for the reimbursement of out-of-pocket expenses and indemnification as provided herein or in the Indemnification Escrow Agreement. Seller Agent shall have no duties or responsibilities except those expressly set forth herein, and Seller Agent shall have no implied covenants, functions, responsibilities, duties, obligations or liabilities on behalf of any Seller.

(b)

Each Seller irrevocably appoints Seller Agent as the agent, proxy and attorney-in-fact for such Seller for all purposes of this Agreement, including full power and authority on such Seller’s behalf:

(i)

to execute and deliver the Deposit Escrow Agreement and the Indemnification Escrow Agreement on behalf of Sellers, and to take all actions which Seller Agent considers necessary or desirable in connection with the defense, pursuit or settlement of any determination relating to the payment of the Deposit Escrow Amount and the Indemnification Escrow Amount and any claims for indemnification pursuant to this Article 11, including to sue, defend, negotiate, settle and compromise any such claims for indemnification made by or against and other disputes with Buyer relating to this Agreement or transactions contemplated hereby;

(ii)

to engage and employ Representatives and to incur such other expenses as Seller Agent shall deem necessary or prudent in connection with the administration of this Agreement;

(iii)

to disburse to Sellers all indemnification payments received from Buyer under this Article 11, and to disburse to Buyer all indemnification payments to be paid to Buyer by Sellers;

(iv)

to accept and receive notices to Sellers pursuant to this Agreement;

(v)

to resolve, in Seller Agent’s sole discretion, any and all disputes arising under this Agreement, the Deposit Escrow Agreement, the Indemnification Escrow Agreement or any other agreement contemplated hereby or thereby; and

(vi)

to take all other actions and exercise all other rights which the Seller Agent (in its sole discretion) considers necessary or appropriate in connection with this Agreement.

(c)

Each Seller agrees that such agency and proxy are coupled with an interest, and are therefore irrevocable without the consent of Seller Agent and shall survive the bankruptcy, dissolution or liquidation of any Seller. All decisions and acts by Seller Agent shall be binding upon all of the Sellers, and no Seller shall have the right to object, dissent, protest or otherwise contest the same. Each Seller further agrees to pay or reimburse Seller Agent for such Seller’s respective share (based on the number of Membership Interests owned immediately prior to the date hereof) of any expenses incurred by Seller Agent in connection with the administration of the foregoing.

(d)

In the event Seller Agent shall resign for any reason, a replacement shall be selected from among the Sellers by Sellers owning a majority of the Membership Interests immediately prior to the Closing, and such substituted representative thereafter shall be deemed to be the Seller Agent for all purposes of this Agreement.

(e)

Neither Seller Agent nor any Representative employed by Seller Agent shall be liable to any Seller relating to the performance of its duties under this Agreement for any errors in judgment, negligence, oversight, breach of duty or otherwise except to the extent it is finally determined in a court of competent jurisdiction that the actions taken or not taken by Seller Agent were taken or not taken in bad faith, or upon its willful misconduct or gross negligence. Seller Agent shall be indemnified and held harmless by Sellers, jointly and severally, against all Liabilities paid or incurred in connection with any claim, Action or Proceeding to which Seller Agent is made a party by reason of the fact that it was acting as Seller Agent pursuant to this Agreement.

ARTICLE 12
TERMINATION

12.1

Termination Events. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

(a)

by either Seller Agent or Buyer:

(i)

by mutual written consent of Seller Agent and Buyer; or

(ii)

by either Seller Agent or Buyer by written notice to the other if the Closing shall not have occurred on or before June 30, 2009 through no fault of (i) Buyer, in the case of notice from Buyer, or (ii) Sellers, in the case of notice from Seller Agent;

(b)

by Buyer in the event of any breach by any Seller of any of such Seller’s agreements, covenants, representations or warranties contained herein (provided such breach would result in the failure of a condition set forth in Section 9.1 or Section 9.2 to be satisfied) and the failure of such Seller to cure such breach within fourteen (14) days after delivery of notice from Buyer specifying particularly such breach; provided, that such breach is capable of being cured; provided further, however, that in the event that any breach shall have been cured before the termination of the fourteen (14) day cure-period, at the election of Buyer the Closing Date shall be extended by the number of days actually elapsed before the cure of such breach; and

(c)

by Seller Agent in the event of any breach by Buyer of any of Buyer’s agreements, covenants, representations or warranties contained herein (provided such breach would result in the failure of a condition set forth in Section 10.1 or Section 10.2 to be satisfied) and the failure of Buyer to cure such breach within fourteen (14) days after delivery of notice from Seller Agent specifying particularly such breach; provided, that such breach is capable of being cured; provided further, however, that in the event that any breach shall have been cured before the termination of the fourteen (14) day cure-period, at the election of Seller Agent the Closing Date shall be extended by the number of days actually elapsed before the cure of such breach.

12.2

Effect of Termination. In the event of termination of this Agreement by Buyer or Seller pursuant to this Article 12, except as otherwise provided in this Section 12.2, all rights and obligations of the Parties under this Agreement shall terminate without any liability of any Party to any other Party; provided, however, that (i) nothing herein shall relieve any Party from liability for willful breach of this Agreement prior to such termination, (ii) in the event this Agreement is terminated by Buyer pursuant to Section 12.1(b) and Buyer is not in breach of this Agreement such that Buyer would fail to satisfy a condition set forth in Section 10.1 or Section 10.2, Sellers shall pay, pro-rata in accordance with their ownership of the Membership Interests, an aggregate amount equal to $250,000 as liquidated damages, and (iii) in the event this Agreement is terminated by Seller Agent pursuant to Section 12.1(c) and Sellers are not in breach of this Agreement such that Sellers would fail to satisfy a condition set forth in Section 9.1 or Section 9.2, the Sellers shall be paid, as liquidated damages, in accordance with the provisions of the Deposit Escrow Agreement, the amount specified therein. The provisions of this Section 12.2 and, to the extent applicable, Article 13 and Article 1, shall expressly survive the expiration or termination of this Agreement.

ARTICLE 13
GENERAL PROVISIONS

13.1

Survival. All representations and warranties contained herein or in any certificated deliveries hereunder, and all covenants and agreements contained herein, shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

13.2

Public Announcements. The initial press release relating to this Agreement shall be a joint press release, the text of which shall be agreed to by Buyer, on the one hand, and Seller Agent, on the other hand. Unless otherwise required by applicable Legal Requirement or by obligations of Buyer or Sellers or their respective Affiliates pursuant to any listing agreement with or rules of any securities exchange, Buyer, on the one hand, and Seller Agent, on the other hand, shall consult with each other before issuing any other press release or otherwise making any public statement with respect to this Agreement, the transactions contemplated hereby or the activities and operations of the other and shall not issue any such release or make any such statement without the prior written consent of the other (such consent not to be unreasonably withheld or delayed).

13.3

Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), (c) received by the addressee, if sent by a delivery service (prepaid, receipt requested) or (d) received by the addressee, if sent by registered or certified mail (postage prepaid, return receipt requested), in each case to the appropriate addresses, representatives (if applicable) and facsimile numbers set forth below (or to such other addresses, representatives and facsimile numbers as a Party may designate by notice to the other Parties):

(i)

If to Seller Agent, then to:

AgStar Financial Services, PCA

1921 Premier Drive

P.O. Box 4249

Mankato, MN 56002

Attn: Rick Kjolsing

Facsimile: (507) 344-5091

with a copy (which shall not constitute notice) to:

Gray, Plant, Mooty, Mooty & Bennett, P.A.

1010 West St. Germain

Suite 500

St. Cloud, MN 56301

Attn: Phillip L. Kunkel, Esq.

Facsimile: (320) 252-4482

(ii)

If to Buyer:

Green Plains Holdings LLC

9420 Underwood Ave., Suite 100

Omaha, NE 68114

Attn: Todd Becker, Chief Executive Officer

Facsimile: (402) 884-8776

with a copy (which shall not constitute notice) to:

Husch Blackwell Sanders LLP

1620 Dodge St., Suite 2100

Omaha, NE 68102

Attn: Michelle S. Mapes, Esq.

Facsimile: (402) 964-5050

13.4

Waiver. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given, and (b) no notice to or demand on one Party shall be deemed to be a waiver of any right of the Party giving such notice or demand to take further action without notice or demand.

13.5

Entire Agreement; Amendment. This Agreement (including the Schedules and the Exhibits) and the other Transaction Documents supersede all prior agreements between Buyer, on the one hand, and Sellers, on the other hand, with respect to its subject matter and constitute a complete and exclusive statement of the terms of the agreements between Buyer, on the one hand, and Seller, on the other hand, with respect to their subject matter. This Agreement may not be amended except by a written agreement executed by all of the Parties.

13.6

Assignment. This Agreement, and the rights, interests and obligations hereunder, shall not be assigned by any Party by operation of law or otherwise without the express written consent of the other Parties (which consent may be granted or withheld in the sole discretion of such other Party); provided, however, that Buyer shall be permitted, upon prior notice to Seller, to assign all or part of its rights or obligations hereunder to an Affiliate, but no such assignment shall relieve Buyer of its obligations under this Agreement.

13.7

Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability.

13.8

Expenses and Taxes.

(a)

Whether or not the transactions contemplated by this Agreement are consummated, the Parties shall bear their own respective expenses (including all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the transactions contemplated hereby.

(b)

The parties agree that all applicable excise, sales, transfer, stamp, documentary, filing, recordation and other similar Taxes, levies, fees and charges, if any (including all real estate transfer taxes and conveyance and recording fees, if any, but excluding Periodic Taxes referred to in Section 8.1 and income taxes of any Seller) that may be imposed upon, or payable or collectible or incurred in connection with, this Agreement and the transactions contemplated by this Agreement shall be borne by Buyer. Sellers shall furnish Buyer on a timely basis with all information necessary to accurately prepare and file all documentation and Tax Returns with respect to such taxes.

13.9

Governing Law; Consent to Jurisdiction and Venue; Jury Trial Waiver.

(a)

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota applicable to contracts made and to be performed entirely in such state without regard to principles of conflicts or choice of laws or any other law that would make the laws of any other jurisdiction other than the State of Minnesota applicable hereto.

(b)

All Actions and Proceedings arising out of or relating to this Agreement shall be heard and determined in a Minnesota state court or a federal court sitting in the state of Minnesota, and the Parties hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action or Proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such Action or Proceeding. The Parties consent to service of process by mail (in accordance with Section 13.3) or any other manner permitted by law.

(c)

THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SELLER OR BUYER OR THEIR RESPECTIVE REPRESENTATIVES IN THE NEGOTIATION OR PERFORMANCE HEREOF.

13.10

Counterparts. This Agreement and any amendment hereto may be executed in one or more counterparts, each of which shall be deemed to be an original of this Agreement or such amendment and all of which, when taken together, shall be deemed to constitute one and the same instrument. Notwithstanding anything to the contrary in Section 13.3, delivery of an executed counterpart of a signature page to this Agreement or any amendment hereto by telecopier, facsimile or email attachment shall be effective as delivery of a manually executed counterpart of this Agreement or such amendment, as applicable.

13.11

Parties in Interest; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable benefit, claim, cause of action, remedy or right of any kind.

13.12

Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner or equityholder of any Seller shall have any liability for any obligations or liabilities of such Seller under this Agreement or any other Transaction Document, for any claim based on, in respect of, or by reason of the transactions contemplated hereby and thereby.

[Signature pages follow.]

In Witness Whereof, the Parties have caused this Agreement to be executed and delivered by their duly authorized representatives, all as of the Effective Date.

SELLERS:

AGSTAR FINANCIAL SERVICES, PCA

By:	/s/ Donald S. Farm, Jr.
Name:	Donald S. Farm, Jr.
Title:	SVP AgriBusiness Capital

1ST FARM CREDIT SERVICES, PCA/FLCA

By:	/s/ Dale A. Richardson
Name:	Dale A. Richardson
Title:	VP, Illinois Capital Markets Group

AGCOUNTRY FARM CREDIT SERVICES, FLCA

By:	/s/ Richard Costain
Name:	Richard Costain
Title:	VP - Credit

AGFIRST FARM CREDIT BANK

By:	/s/ Bruce B. Fortner
Name:	Bruce B. Fortner
Title:	Vice President

AGRIBANK, FCB

By:	/s/ Eugene Flemming
Name:	Eugene Flemming
Title:	Director, Lending Services

BADGERLAND FINANCIAL, ACA

By:	/s/ Kenneth H. Rue
Name:	Kenneth H. Rue
Title:	VP – Loan Participations & Capital Markets

BANK OF THE WEST

By:	/s/ Jeffrey Mumm
Name:	Jeffrey Mumm
Title:	Vice President

COFINA FINANCIAL, LLC

By:	/s/ Brian K. Legried
Name:	Brian K. Legried
Title:	President

FARM CREDIT SERVICES OF MANDAN, FLCA

By:	/s/ Rod Bachmeier
Name:	Rod Bachmeier
Title:	Vice President

FARM CREDIT SERVICES OF MID-AMERICA, PCA

By:	/s/ Ralph M Bowman
Name:	Ralph M. Bowman
Title:	Vice President

FARM CREDIT SERVICES OF NORTH DAKOTA, FLCA

By:	/s/ Claude Sem
Name:	Claude Sem
Title:	CEO

FNBO ETHANOL HOLDINGS, LLC

By:	/s/ Bradley J. Brummond
Name:	Bradley J. Brummond
Title:

MLIC ASSET HOLDINGS LLC

By: Transmountain Land & Livestock

Company, a Montana Corporation, its Manager

By:	/s/ Steven D. Craig
Name:	Steven D. Craig
Title:	Vice President

UNITED FCS, PCA

By:	/s/ Jeffrey A. Schmidt
Name:	Jeffrey A. Schmidt
Title:	CCO

BUYER:

GREEN PLAINS HOLDINGS LLC

By:	/s/ Todd Becker
Name:	Todd Becker
Title:	Chief Executive Officer

EXHIBIT A

CREDIT AGREEMENT

[see attached]

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